JOINT FILER INFORMATION
                             -----------------------



Name:                                   City of London Investment Management
                                        Company Limited


Address:                                10 Eastcheap
                                        London EC3M ILX, England


Designated Filer:                       City of London Investment Group PLC


Issuer and Ticker Symbol:               Brazil Fund, Inc. ("BZF")


Date of Event Requiring Statement:      May 1, 2006


Signature:                              City of London Investment Management
                                        Company Limited


                                        By: /s/ Barry Olliff
                                           -------------------------------------
                                        Name: Barry Olliff, Chief Investment
                                              Officer